UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

AMYRIS, INC.

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AMYRIS, INC.
5885 Hollis Street, Suite 100
Emeryville, California 94608
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held on July 7, 2017
Amyris stockholder:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Amyris, Inc., a Delaware corporation (“Amyris” or the “Company”), will be held on Friday, July 7, 2017, at 2:00 p.m. Pacific Time, at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (the “Special Meeting”). At the Special Meeting, our stockholders will be asked to consider and vote upon:
1.
Approval of the issuance of shares of our Common Stock (as defined below) upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d).

2.
Approval of the issuance of shares of our Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d).

These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. The Board has fixed the record date for the Special Meeting as May 10, 2017. Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the Special Meeting during our regular business hours at our headquarters at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the ten days prior to the Special Meeting.
You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, please vote as soon as possible in order to ensure your representation at the Special Meeting. You may submit your proxy and voting instructions over the Internet, by telephone, or by completing, signing, dating and returning the accompanying proxy card or voter information form as promptly as possible. Please note that if you hold shares of our Common Stock in street name and do not give your broker specific instructions regarding how to vote your shares, your broker will NOT be able to vote your shares with respect to the matters being voted upon at the Special Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other custodian, nominee, trustee or fiduciary and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of
Stockholders to be held on July 7, 2017: the Proxy Statement is available at
http://www.viewproxy.com/Amyris/2017/SM.

BY ORDER OF THE BOARD,
John Melo
President and Chief Executive Officer
Emeryville, California
June 5, 2017

AMYRIS, INC.

PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS

Information About the Meeting, Meeting Materials, Voting and Proxies
Date, Time and Place of Meeting
The Board of Directors (the “Board”) of Amyris, Inc., a Delaware corporation (“Amyris,” the “Company,” “we,” “our” and similar terms), is asking for your proxy for use at a special meeting of stockholders (the “Special Meeting”) and at any adjournments or postponements thereof. We are holding the Special Meeting on Friday, July 7, 2017, at 2:00 p.m. Pacific Time, at our offices at 5885 Hollis Street, Suite 100, Emeryville, California 94608. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about June 5, 2017. The address of our principal executive offices is 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Purpose of Meeting
Approval of Share Issuances under NASDAQ Marketplace Rules
On May 8, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of 22,140 shares of the Company’s Series A 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), 65,203.8756 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), which Preferred Stock is convertible into the Company’s common stock, par value $0.0001 per share (“Common Stock”) as described below, Cash Warrants (as defined below) to purchase an aggregate of 207,954,414 shares of Common Stock and Dilution Warrants (as defined below) (the Cash Warrants, together with the Dilution Warrants, the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”) (collectively, the “Offering”). The consummation of the Offering occurred on May 11, 2017.
In connection with, and as a condition to, the closing of the Offering, we entered into a Stockholder Agreement (the “Stockholder Agreement”) with one of the Investors, DSM International B.V. (the “Designated Holder”), a subsidiary of Koninklijke DSM N.V. (together with its affiliates, “DSM”), that sets forth certain rights and obligations of the Designated Holder and the Company, as set forth in more detail below. Pursuant to the Stockholder Agreement, the Company and the Designated Holder have agreed to negotiate in good faith during the 90-day period following the closing of the Offering to mutually agree on certain terms and conditions upon which the Designated Holder shall, subject to certain conditions, including the approval of the Designated Holder’s managing board, purchase additional shares of Series B Preferred Stock and warrants, on terms to be agreed (the “Second Tranche Securities”), in an amount to be agreed by the Company and the Designated Holder, provided such amount is no less than $25 million and no more than $30 million (such amount, the “Second Tranche Funding Amount”) prior to the end of such 90-day period (the “Second Tranche Funding”).
The Second Tranche Funding, together with other issuances of Common Stock, preferred stock and warrants substantially concurrent with, and on substantially similar economic terms to, the Offering or Second Tranche Funding, are hereby referred to collectively in this proxy statement as the “Additional Offerings”. For the purposes of the approval sought by Proposal 2, the maximum aggregate purchase price of securities sold under the Additional Offerings will not exceed $75 million.
On April 24, 2017, the Audit Committee of the Board (the “Audit Committee”) recommended that the Board approve the offering and issuance and sale of up to $110 million of equity securities. On April 25, 2017, the Board approved the offering and issuance and sale of up to $110 million of equity securities, of which the Offering, and a portion of the Additional Offerings, are components. On May 4, 2017, a Pricing Committee of the Board (the “Pricing Committee”) approved the final terms of the Offering, including the issuance of shares of Common Stock issuable upon the conversion of shares of Preferred Stock and the exercise of Warrants issued and sold in the Offering. On May 18, 2017, the Board approved the offering and issuance and sale of up to $75 million of equity securities in excess of the amount of securities sold in the Offering. The conversion of the Series A Preferred Stock in excess of the Exchange Cap (as defined below), the conversion of the Series B Preferred Stock and the exercise of the Warrants is subject to stockholder approval in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d). In the Purchase Agreement we agreed to seek any approval for the transactions contemplated by the Purchase Agreement required by the rules and regulations of the NASDAQ Stock Market, including without limitation the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, if any, in excess of the Exchange Cap (as defined below), upon conversion of the Series B Preferred Stock and upon exercise of the Warrants. Under Proposal No. 1, we are seeking this approval. We further desire to obtain stockholder approval for the issuance of shares of Common Stock, including shares of Common Stock issuable upon conversion of shares of preferred stock and the exercise of warrants, issued and sold in the Additional Offerings in accordance NASDAQ Marketplace Rules 5635(b), (c), and (d). Under Proposal No. 2, we are seeking this approval.
Information Regarding Solicitation and Voting
Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.
We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We will reimburse brokers, banks and other custodians, nominees and fiduciaries (“Intermediaries”) for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on July 7, 2017

The Securities and Exchange Commission’s “Notice and Access” rule provides that companies must include in their mailed proxy materials instructions as to how stockholders can access their proxy statement and other soliciting materials online, a listing of matters to be considered at the relevant stockholder meeting, and instructions as to how shares can be voted. Since, based on timing considerations for the Special Meeting, we are mailing full sets of proxy materials for the Special Meeting to our stockholders, as permitted by Securities and Exchange Commission proxy rules, we are including the information required by the Notice and Access rule in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders and proxy card, and we are not distributing a separate Notice of Internet Availability of Proxy Materials.

The proxy materials, including this Proxy Statement, and a means to vote your shares are available at http://www.viewproxy.com/Amyris/2017/SM. You will need to enter the 12-digit control number located on the proxy card accompanying this Proxy Statement in order to view the materials and vote.

Questions and Answers
Who can vote at the Special Meeting?
The Board set May 10, 2017, as the record date for the Special Meeting. If you owned shares of our Common Stock as of the close of business on May 10, 2017, you may attend and vote your shares at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on.
What is the quorum requirement for the Special Meeting?
The holders of a majority of our outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Special Meeting in order for there to be a quorum, which is required to hold the Special Meeting and conduct business. If there is no quorum, the holders of a majority of the shares present at the Special Meeting may adjourn the Special Meeting to another date.
You will be counted as present at the Special Meeting if you are present and entitled to vote in person at the Special Meeting or you have properly submitted a proxy card or voter instruction form, or voted by telephone or over the Internet. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.
As of the record date of May 10, 2017, there were 311,391,817 shares of our Common Stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent), which means that holders of 155,695,909 shares of our Common Stock must be present in person or by proxy for there to be a quorum.
What proposals will be voted on at the Special Meeting?
There are two proposals scheduled to be voted on at the Special Meeting:
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Approval of the issuance of shares of our Common Stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d) (“Proposal 1”).

•
Approval of the issuance of shares of our Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d) (“Proposal 2”).

Some of the members of the Board have interests and arrangements that could affect their decision to support or approve the proposals. Please refer to the subsections entitled “Proposal 1 — Approval of the issuance of shares of our Common Stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d) — Interests of Certain Persons,” “Proposal 2 –– Approval of the issuance of shares of our Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d) — Interests of Certain Persons.”
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Special Meeting. We will also consider any other business that properly comes before the Special Meeting. As of the date of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the enclosed proxy card or voter instruction form will vote the shares they represent using their best judgment.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
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FOR approval of Proposal 1.

•
FOR approval of Proposal 2.

How do I vote my shares in person at the Special Meeting?
If your shares of Amyris Common Stock are registered directly in your name with our transfer agent, Wells Fargo Bank, National Association, you are considered to be the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote in person at the Special Meeting.
If your shares are held in a brokerage account or by another Intermediary, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the Intermediary (usually your broker) that is the record holder of the shares, giving you the right to vote the shares at the Special

Meeting. The Special Meeting will be held on Friday, July 7, 2017 at 2:00 p.m. Pacific Time at our headquarters located at 5885 Hollis Street, Suite 100, Emeryville, California 94608. You can find directions to our headquarters on our company website at https://amyris.com/contact-us/.
How can I vote my shares without attending the Special Meeting?
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other Intermediary. In most cases, you will be able to do this by using the Internet, by telephone or by mail.
•
Voting by Internet or telephone.   You may submit your proxy over the Internet or by telephone by following the instructions for Internet or telephone voting provided with your proxy materials and on your proxy card or voter instruction form.

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Voting by mail.   You may submit your proxy by mail by completing, signing, dating and returning your proxy card or, for shares held beneficially in street name, by following the voting instructions from your broker or other Intermediary. If you provide specific voting instructions, your shares will be voted as you have instructed.

What happens if I do not give specific voting instructions?
If you are a stockholder of record and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board with respect to Proposal 1 and Proposal 2 and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.
If you are a beneficial owner of shares held in street name and do not provide the Intermediary that holds your shares with specific voting instructions, under stock market rules, the Intermediary that holds your shares may generally vote at its discretion only on routine matters and cannot vote on non-routine matters. If the Intermediary that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the Intermediary will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.” For non-routine matters, broker non-votes will not be counted as votes cast on such matters and, therefore, will not affect the outcome of Proposal 1 or Proposal 2 (which require the approval of a majority of votes properly cast in person or by proxy).
Are Proposal 1 and Proposal 2 considered “routine” or “non-routine”?
Each of Proposal 1 and Proposal 2 is considered a non-routine matter under applicable rules. A broker or other Intermediary cannot vote shares held in street name without specific voting instructions on non-routine matters, and therefore we expect there to be broker non-votes on Proposal 1 and Proposal 2.
What if I am party to a voting agreement related to Proposal 1 and Proposal 2?
Under the terms of each of the voting agreements entered into between Amyris and each of Total Raffinage Chimie S.A., Maxwell (Mauritius) Pte Ltd, Foris Ventures, LLC, Naxyris S.A., Biolding Investment SA and certain other investors, respectively, each stockholder who is a party to such agreements has agreed, subject to the terms and conditions set forth in such voting agreement, to vote the shares of our Common Stock subject to the voting agreement for the approval of Proposal 1 and Proposal 2. As of the record date, the parties to the voting agreements beneficially owned and were entitled to vote approximately 48.9% of the shares of Common Stock outstanding.
Please refer to the subsections of this proxy statement entitled “Proposal 1 — Approval of the issuance of shares of our Common Stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d) — Voting Agreements” and “Proposal 2 –– Approval of the issuance of shares of our Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d) — Voting Agreements.”
How are votes counted?
Votes will be counted by the inspector of election appointed for the Special Meeting. The inspector of election will separately count “For” and “Against” votes, abstentions and any broker non-votes. Abstentions will be counted toward the vote total for the proposals and will have the same effect as an “Against” vote for Proposal 1 and Proposal 2.
What is the vote required to approve Proposal 1?
Proposal 1 must receive a “For” vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy on Proposal 1 at the Special Meeting. Abstentions will be counted toward the vote total for Proposal 1 and will have the same effect as an “Against” vote for Proposal 1.
What is the vote required to approve Proposal 2?
Proposal 2 must receive a “For” vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy on Proposal 2 at the Special Meeting. Abstentions will be counted toward the vote total for Proposal 2 and will have the same effect as an “Against” vote for Proposal 2.
How can I revoke my proxy and change my vote after I return my proxy card?
You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, by using the Internet or voting by telephone (either of which must be completed by 11:59 p.m., Pacific Time on July 6, 2017 — your latest telephone or Internet proxy is counted), or by attending the Special Meeting and voting in person. Attending the Special Meeting alone will not revoke your proxy unless you specifically request that your proxy be revoked. If you hold shares through an Intermediary, you must contact that Intermediary directly to revoke any prior voting instructions.
How can I find out the voting results of the Special Meeting?
The preliminary voting results will be announced at the Special Meeting. The final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission within four business days after the Special Meeting. If final voting results are not available within four business days after the Special Meeting, we intend to file a current report on Form 8-K reporting the preliminary voting results within that period, and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our cash position and ability to fund our operations; difficulties in predicting future revenues and financial results; the potential loss of, or inability to secure relationships with, key distributors, customers or partners; our limited operating history; our inability to decrease production costs to enable sales of our products at competitive prices; delays in production and commercialization of products due to technical, operational, cost and counterparty challenges; challenges in developing a customer base in markets with established and sophisticated competitors; currency exchange rate and commodity price fluctuations; changes in regulatory schemes governing genetically modified organisms and renewable chemicals; and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no obligation to update any forward-looking information that is included in this Proxy Statement.

Proposal 1 —
Approval of the issuance of shares of our Common Stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d)
General
We are asking stockholders to approve the issuance of shares of our Common Stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017, in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d), as described in more detail below.
Purchase Agreement
On May 8, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of 22,140 shares of the Company’s Series A 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), 65,203.8756 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), which Preferred Stock is convertible into the Company’s common stock, par value $0.0001 per share (“Common Stock”) as described below, Cash Warrants (as defined below) to purchase an aggregate of 207,954,414 shares of Common Stock and Dilution Warrants (as defined below) (the Cash Warrants, together with the Dilution Warrants, the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”) (collectively, the “Offering”).
The net proceeds to the Company from the Offering were approximately $44.5 million after payment of the estimated offering expenses and placement agent fees. The Series A Preferred Stock and Warrants relating thereto were sold to the purchasers thereof in exchange for aggregate cash consideration of $22,140,000, and the Series B Preferred Stock and Warrants relating thereto were sold to the purchasers thereof in exchange for (i) aggregate cash consideration of  $25,000,000 and (ii) the cancellation of approximately $40.2 million of outstanding indebtedness (including accrued interest thereon) owed by the Company to such purchasers, as further described below under “Series B Preferred Stock.”
The Company and the Investors closed the Offering on May 11, 2017 (the “Closing”), and entered into the Stockholder Agreement (as defined below) and consummated the Exchange (as defined below).
The Purchase Agreement includes customary representations, warranties and covenants of the parties. In addition, pursuant to the Purchase Agreement, the Company, subject to certain exceptions, including the issuance of the Second Tranche Securities (as defined below), (i) may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock until July 31, 2017 and (ii) may not enter into an agreement to effect any issuance by the Company involving a Variable Rate Transaction (as defined in the Purchase Agreement) until one year from the Closing.
Series A Preferred Stock
Each share of Series A Preferred Stock has a stated value of  $1,000 and, subject to the Beneficial Ownership Limitation (as defined below) and Exchange Cap (as defined below), is convertible at any time, at the option of the holder, into Common Stock at an initial conversion price of  $1.15 per share (the “Conversion Rate”). The Conversion Rate is subject to adjustment in the event of any dividends or distributions of the Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction. If not previously converted at the option of the holder, each share of Series A Preferred Stock shall be automatically converted, without any further action by the holder, subject to the Beneficial Ownership Limitation, on the 90th day following the date that the Stockholder Approval (as defined below) has been obtained and effected.
Dividends, at a rate per year equal to 17.38% of the stated value of the Series A Preferred Stock, will be payable semi-annually from the issuance of the Series A Preferred Stock until the tenth anniversary of the date of issuance, on each October 15 and April 15, beginning October 15, 2017, on a cumulative basis, at the Company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in Common Stock at the Conversion Rate, or a combination thereof. In addition, upon the conversion of the Series A Preferred Stock prior to the tenth anniversary of the date of issuance, the holders of the Series Preferred A Stock shall be entitled to a payment equal to $1,738 per $1,000 of stated value of the Series A Preferred Stock, less the amount of all prior semi-annual dividends paid on such converted Series A Preferred Stock prior to the relevant conversion date (the “Make-Whole Payment”), at the Company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in Common Stock at the Conversion Rate, or a combination thereof. If the Company elects to pay any dividend in the form of cash, it shall provide each holder with notice of such election not later than the first day of the month of prior to the applicable dividend payment date.
Unless and until converted into Common Stock in accordance with its terms, the Series A Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Series A Preferred Stock.
In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series A Preferred Stock) the holders of the Series A Preferred Stock will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series A Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.
Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company the same amount that a holder of Common Stock would receive if the Series A Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series A Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.
Notwithstanding the foregoing, the holders (other than the Designated Holder (as defined below)) will not have the right to convert any Series A Preferred Stock, and the Company shall not effect any conversion of the Series A Preferred Stock, if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the holder and notified to the Company in writing, not to exceed 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice thereof) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of such Series A Preferred Stock (the “Beneficial Ownership Limitation”). In addition, prior to obtaining the NASDAQ Approval (as defined below), the Company may not issue, upon conversion of the Series A Preferred Stock or as payment of dividends or the Make-Whole Payment on the Series A Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued in connection with any conversion of Preferred Stock or other securities issued pursuant to the Purchase Agreement or in connection with the exercise of any Warrants issued pursuant to the Purchase Agreement, would exceed 56,891,673 shares of Common Stock (the “Exchange Cap”). The Series A Preferred Stock sold in the Offering, including shares that have previously been converted into Common Stock, are currently convertible into an aggregate of approximately 52,712,480 shares of Common Stock (including shares of Common Stock issuable as payment of the Make-Whole Payment on such shares of Series A Preferred Stock, assuming that the Make-Whole Payment is made in Common Stock). The Exchange Cap shall be allocated among the holders of the Series A Preferred Stock pro rata.
The Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock with the Secretary of State of Delaware on May 8, 2017.
The Series A Preferred Stock were offered and sold pursuant to a prospectus filed with the SEC on April 9, 2015 and a prospectus supplement dated May 8, 2017, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-203216) declared effective by the SEC on April 15, 2015.

Series B Preferred Stock
The Series B Preferred Stock have substantially identical terms to the Series A Preferred Stock (as described above), except that the issuance of the shares of Common Stock upon conversion of the Series B Preferred Stock or as payment of dividends or the Make-Whole Payment on the Series B Preferred Stock (the “Series B Conversion Shares”) is subject to the Stockholder Approval (as defined below), which is being sought at the Special Meeting. The Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock with the Secretary of State of Delaware on May 8, 2017.
The Investors purchasing shares of the Series B Preferred Stock include existing stockholders of the Company affiliated with certain members of our Board of Directors (the “Affiliated Investors”): Foris Ventures, LLC (“Foris”, an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder), which purchased 30,728.589 shares of Series B Preferred Stock and Warrants to purchase 73,160,764 shares of Common Stock; and Naxyris S.A. (“Naxyris”, an investment vehicle owned by Naxos Capital Partners SCA Sicar; director Carole Piwnica is Director of NAXOS UK, which is affiliated with Naxos Capital Partners SCA Sicar), which purchased 2,333.216 shares of Series B Preferred Stock and Warrants to purchase 5,556,038 shares of Common Stock. The Affiliated Investors purchased their respective shares of Series B Preferred Stock and Warrants in exchange for the cancellation of existing indebtedness of the Company held by such Affiliated Investors: Foris exchanged an aggregate principal amount of  $27.0 million of indebtedness, plus accrued interest thereon, issued to Foris by the Company on February 12, 2016, June 24, 2016 and October 21, 2016; and Naxyris exchanged an aggregate principal amount of  $2.0 million of indebtedness, plus accrued interest thereon, issued to Naxyris by the Company on February 15, 2016.
In addition, the Investors purchasing shares of the Series B Preferred Stock included holders of certain of the Company’s existing indebtedness, including the Company’s 6.50% Convertible Senior Notes due 2019 (the “6.5% Notes”) and 9.50% Convertible Senior Notes due 2019 (the “9.5% Notes”), which Investors exchanged all or a portion of their holding of such indebtedness, representing an aggregate of  $3.4 million of 6.5% Notes and approximately $3.7 million of 9.5% Notes, for Series B Preferred Stock and Warrants in the Offering.
Upon the consummation of the Offering and the issuance of the Series B Preferred Stock and Warrants to such Affiliated Investors and other existing investors whose purchase price was paid by the cancellation of existing indebtedness, such indebtedness was cancelled and the agreements relating thereto, including any note purchase agreements or unsecured or secured promissory notes (including any security interest relating thereto), were terminated, except to the extent such investors or other investors retain a portion of such indebtedness.
The Series B Preferred Stock was issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act.
Warrants
Pursuant to the Purchase Agreement, at the Closing the Company issued to each Investor (i) a warrant, with an exercise price of  $0.52 per share, to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock into which such Investor’s shares of Preferred Stock were initially convertible (including shares of Common Stock issuable as payment of the Make-Whole Payment on such shares of Preferred Stock, assuming that the Make-Whole Payment is made in Common Stock), representing warrants to purchase 103,977,207 shares of Common Stock in the aggregate for all Investors and (ii) a warrant, with an exercise price of  $0.62 per share, to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock into which such Investor’s shares of Preferred Stock were initially convertible (including shares of Common Stock issuable as payment of the Make-Whole Payment on such shares of Preferred Stock, assuming that the Make-Whole Payment is made in Common Stock), representing warrants to purchase 103,977,207 shares of Common Stock in the aggregate for all Investors (collectively, the “Cash Warrants”). The exercise price of the Cash Warrants is subject to standard adjustments as well as full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the three-year period following the Closing (the “Dilution Period”) at a per share price (including any conversion or exercise price, if applicable) less than the then-current exercise price of the Cash Warrants, subject to certain exceptions.
In addition, the Company issued to each Investor at the Closing a warrant, with an exercise price of $0.0001 per share (collectively, the “Dilution Warrants”), to purchase a number of shares of Common Stock sufficient to provide the Investor with full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the Dilution Period at a per share price (including any conversion or exercise price, if applicable) less than $0.42 per share, the effective per share price paid by the Investors for the shares of Common Stock issuable upon conversion of the Preferred Stock purchased by the Investors in the Offering (including shares of Common Stock issuable as payment of dividends or the Make-Whole Payment, assuming that all such dividends and the Make-Whole Payment are made in Common Stock), subject to certain exceptions.
The exercise of the Warrants is subject to the Stockholder Approval (as defined below), which is being sought at the Special Meeting. The Warrants each have a term of five years from the date the Warrants are initially exercisable following the Stockholder Approval.
The Warrants were issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.
Stockholder Approval
Pursuant to the Purchase Agreement, the Company agreed to solicit from the Company’s stockholders (i) any approval for the transactions contemplated by the Purchase Agreement required by the rules and regulations of the NASDAQ Stock Market, including without limitation the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, if any, in excess of the Exchange Cap, upon conversion of the Series B Preferred Stock and upon exercise of the Warrants (the “NASDAQ Approval”) and (ii) approval to effect a reverse stock split (the “Reverse Stock Split”) of the Common Stock (the NASDAQ Approval and the approval of the Reverse Stock Split, collectively, the “Stockholder Approval”) at an annual or special meeting of stockholders to be held on or prior to July 10, 2017, and to use commercially reasonable efforts to secure the Stockholder Approval. As described in more detail below, the parties subject to the Voting Agreements (as defined below) have agreed to vote in favor of the Stockholder Approval. The Company’s stockholders approved the Reverse Stock Split at its 2017 Annual Meeting of Stockholders held on May 23, 2017, and the Company is seeking the NASDAQ Approval at the Special Meeting. Pursuant to the Purchase Agreement, if the Company does not obtain the NASDAQ Approval at the Special Meeting, the Company will call a stockholder meeting every four months thereafter to seek the NASDAQ Approval until the earlier of the date NASDAQ Approval is obtained or the Preferred Stock and Warrants are no longer outstanding.
Registration Rights
Pursuant to the Purchase Agreement, within 30 calendar days of the date of the Stockholder Approval, the Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Investors of the Series B Conversion Shares and Warrant Shares. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the Closing and commercially reasonable efforts to keep such registration statement effective at all times until (i) no Investor owns any Series B Conversion Shares or Warrant Shares or (ii) the Series B Conversion Shares and Warrant Shares are eligible for resale under Rule 144 without regard to volume limitations.
Stockholder Agreement
In connection with, and as a condition to, the Closing, the Company and one of the Investors, DSM International B.V. (the “Designated Holder”), a subsidiary of Koninklijke DSM N.V. (together with its affiliates, “DSM”), entered into a Stockholder Agreement (the “Stockholder Agreement”) that sets forth certain rights and obligations of the Designated Holder and the Company. The Designated Holder

purchased 25,000 shares of Series B Preferred Stock, Cash Warrants for the purchase of 59,521,740 shares of Common Stock and Dilution Warrants in the Offering in exchange for aggregate cash consideration of $25,000,000. Pursuant to the Stockholder Agreement, the Designated Holder has the right to designate one director selected by the Designated Holder (a “Designated Holder Director”), subject to certain restrictions, to the Company’s Board of Directors (the “Board”). The Company agreed to appoint the Designated Holder Director and to use reasonable efforts, consistent with the Board’s fiduciary duties, to cause the Designated Holder Director to be re-nominated in the future; provided, that the Designated Holder will no longer have the right to designate any Designated Holder Director at such time as the Designated Holder holds less than 4.5% of the outstanding Common Stock. In addition, for as long as there is a Designated Holder Director serving on the Board, the Company agreed not to engage in certain commercial or financial transactions or arrangements without the consent of any then-serving Designated Holder Director. On May 18, 2017, Philip Eykerman, the Executive Vice-President, Corporate Strategy & Acquisitions of DSM, was appointed to the Board as the Designated Holder Director. The Company also agreed to provide the Designated Holder with certain exclusive negotiating rights in connection with certain future commercial projects and arrangements, whereby the Designated Holder will have a 60-day negotiation period with respect to any such projects, as well as a right to use a portion of the Company’s manufacturing capacity for toll manufacturing of the Designated Holder’s products, subject to certain conditions, including, with respect to the toll manufacturing option, that the Designated Holder provide the Company with a minimum annual level of cash funding in connection with commercial activity between the Company and the Designated Holder, beginning in 2018. The Designated Holder will also have the right to purchase additional shares of capital stock of the Company in connection with a sale of equity or equity-linked securities by the Company in a capital raising transaction for cash, subject to certain exceptions, to maintain its proportionate ownership percentage in the Company (“Pre-Emptive Rights”). At the Closing, the Company and the Designated Holder entered into licenses granted by the Company to the Designated Holder with respect to certain Company intellectual property useful in the Designated Holder’s business (the “License Agreements”), which licenses will become effective upon the occurrence of certain events specified therein.
Pursuant to the Stockholder Agreement, the Designated Holder agreed not to sell or transfer any of the shares of Series B Preferred Stock or Warrants purchased by the Designated Holder in the Offering, any Second Tranche Securities (as defined below), or any shares of Common Stock issuable upon conversion or exercise thereof  (the “Transfer Restricted Shares”), other than to its affiliates, without the consent of the Company during the one-year period following the Closing. Thereafter, the Designated Holder will have the right to sell or transfer the Transfer Restricted Shares to any third party, other than a competitor of the Company or any controlled affiliate of a competitor of the Company; provided, that the Company will have a customary right of first offer with respect to any such sale or transfer other than to affiliates of the Designated Holder. In addition, the Designated Holder agreed that, other than in connection with the purchase, conversion or exercise of  (i) the Series B Preferred Stock or Warrants purchased by the Designated Holder pursuant to the Purchase Agreement or (ii) the Second Tranche Securities (as defined below) in accordance with their terms or the exercise of Pre-Emptive Rights, until three months after there is no Designated Holder Director on the Board, the Designated Holder will not, without the prior consent of the Board, among other things, purchase any Common Stock, any options or other rights to acquire Common Stock or any indebtedness of the Company, or make any public offer to acquire Common Stock, options or other rights to acquire Common Stock or indebtedness of the Company, that would result in the Designated Holder and its affiliates beneficially owning more than 33% of the Company’s outstanding voting securities at the time of acquisition (assuming the exercise or conversion, whether then exercisable or convertible, of any shares of Series B Preferred Stock, Warrants or Second Tranche Securities beneficially owned by the Designated Holder and/or its affiliates), join in any solicitation of proxies for any matter not previously approved by the Board, or join any “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any of the foregoing.
In addition, the Company agreed to register, via one or more registration statements filed with the SEC under the Securities Act, the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series B Preferred Stock, Warrants and Second Tranche Securities held by the Designated Holder. Under the terms of the Stockholder Agreement, the Company is required to file such registration statement within 180 days following the Closing, and to use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as soon as practicable and no later than the 225th day following the Closing. In addition, the Designated Holder may request that up to three of such registrations provide for an underwritten offering of such shares. In addition, if the Company registers any of its securities for public sale under the Securities Act, the Designated Holder will have the right to include their shares in the registration statement, subject to certain exceptions. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by the Designated Holder to 25% of the total shares covered by the registration statement. The Company will agree to pay all expenses incurred in connection with the exercise of such demand and piggyback registration rights, except for legal costs of the Designated Holder, stock transfer taxes and underwriting discounts and commissions.
Pursuant to the Stockholder Agreement, the Company and the Designated Holder have agreed to negotiate in good faith during the 90-day period following the Closing to mutually agree on certain terms and conditions upon which the Designated Holder shall purchase additional shares of Series B Preferred Stock and warrants, on terms to be agreed (the “Second Tranche Securities”), in an amount to be agreed by the Company and the Designated Holder, provided such amount is no less than $25 million and no more than $30 million (such amount, the “Second Tranche Funding Amount”) prior to the end of such 90-day period (the “Second Tranche Funding”). The Second Tranche Funding is subject to approval of the Designated Holder’s managing board. In connection with the Second Tranche Funding, the Company and the Designated Holder shall enter into an amendment to the Stockholder Agreement providing for a second Designated Holder Director on terms to be agreed by the parties, and certain of the License Agreements will become effective. If the Second Tranche Funding occurs, the parties will thereafter negotiate in good faith regarding an agreement concerning the development of certain products in the health and nutrition field. In the event that the parties do not reach such agreement prior to the earlier of 90 days after the Second Tranche Funding or December 31, 2017, (a) the exclusive negotiating right granted to the Designated Holder in connection with certain future commercial projects and arrangements of the Company will expire, (b) on the first anniversary of the closing of the Second Tranche Funding and each subsequent anniversary thereof, the Company will make a $5 million cash payment to the Designated Holder, provided that the aggregate amount of such payments shall not exceed the Second Tranche Funding Amount, and (c) an intellectual property escrow agreement relating to the License Agreements, entered into by the Company and the Designated Holder at the Closing, will become effective. See “Proposal 2 –– Approval of the issuance of shares of our Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d)” for more details regarding the Second Tranche Securities.
Exchange
In connection with the transactions contemplated by the Purchase Agreement, on May 8, 2017, the Company entered into a Security Holder Agreement (the “Security Holder Agreement”) with Foris and Naxyris. Pursuant to the Security Holder Agreement, Foris and Naxyris agreed to exchange (the “Exchange”) their outstanding shares of Common Stock, representing a total of 20,920,578 shares, for 20,920.578 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). In addition, pursuant to the Security Holder Agreement, Foris and Naxyris agreed to not convert any of their outstanding convertible promissory notes, warrants and any other equity-linked securities of the Company until the Stockholder Approval, to not sell or otherwise transfer or assign any voting securities of the Company prior to the Stockholder Approval, and to vote any shares of Common Stock and Series C Preferred Stock beneficially owned by them in favor of the Stockholder Approval. The Exchange occurred concurrently with the Closing of the Offering. Foris and Naxyris held approximately 6.7% of the Company’s outstanding Common Stock as of the record date (which holdings include the shares of Common Stock exchanged for Series C Preferred Stock in the Offering).
Series C Preferred Stock
Each share of Series C Preferred Stock has a stated value of  $1,000 and will automatically convert into Common Stock upon the implementation of the Reverse Stock Split, on a 1:1 basis (i.e., each $1 of stated value of the Series C Preferred Stock will convert into 1 share of Common Stock) (the “Series C

Conversion Rate”). The Series C Conversion Rate is subject to adjustment in the event of any dividends or distributions of the Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction.
The Series C Preferred Stock is entitled to participate with the Common Stock on an as-converted basis with respect to any dividends or other distributions to holders of Common Stock.
The Series C Preferred Stock shall vote together as one class with the Common Stock on an as-converted basis, and shall also vote with respect to matters specifically affecting the Series C Preferred Stock.
In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series C Convertible Preferred Stock) the holders of the Series C Preferred Stock will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series C Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series C Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.
Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series C Preferred stock shall be entitled to receive out of the assets of the Company an amount equal to the greater of  (i) the par value of each share of Series C Preferred Stock, plus any accrued and unpaid dividends or other amounts due on such Series C Preferred Stock, prior to any distribution or payment to the holders of Common Stock or (ii) the amount that a holder would receive if the Series C Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series C Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.
The Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock with the Secretary of State of Delaware on May 8, 2017.
The Series C Preferred Stock was issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act.
Voting Agreements
In connection with the transactions contemplated by the Purchase Agreement, the Company and certain stockholders of the Company, including Total Raffinage Chimie S.A. (“Total”), Maxwell (Mauritius) Pte Ltd (“Temasek”), Biolding Investment SA, Foris and Naxyris, entered into voting agreements (the “Voting Agreements”), pursuant to which such existing stockholders agreed to not sell or otherwise transfer or assign their voting securities of the Company prior to the Stockholder Approval and to vote their shares of Common Stock in favor of the Stockholder Approval. The stockholders who are party to the Voting Agreements held approximately 48.9% of the Company’s outstanding Common Stock as of the record date.
This summary of the terms of the Purchase Agreement and related agreements is qualified in its entirety by reference to our Current Reports on Form 8-K filed with the SEC on May 8, 2017 and May 11, 2017, including the exhibits filed therewith, which are incorporated herein by reference. You should read this summary together with such documents.
Vote Required and Board Recommendation for Proposal 1
Proposal 1 must receive a “For” vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy on Proposal 1 at the Special Meeting. Abstentions will be counted toward the vote total for the proposal and will have the same effect as an “Against” vote for this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” the adoption of the resolution. If you own shares through an Intermediary, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board recommends a vote “FOR” this Proposal 1.
The Board determined that Proposal 1 is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal 1.
In reaching its determination to approve Proposal 1, the Board, with advice from our management and legal advisors, considered a number of factors, including:
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the fact that the proceeds from the Offering and the relationship with DSM will enable us to advance our strategic direction;

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the Warrants were offered as an inducement for Investors to participate in the Offering, and it was the determination of the Board that the proceeds from the Offering and the conversion of outstanding debt in the Offering were important events to strengthen our balance sheet;

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our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations, which required us to raise additional capital for ongoing cash needs;

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the fact that our management explored financing options with other potential investors and are not aware of an ability for us to obtain the financing needed for our ongoing cash needs on comparable or better terms to the Offering, or at all;

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the fact that our stockholders would have an opportunity to approve the convertibility of the Series B Preferred Stock and the exercisability of the Warrants;

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the fact that certain of our directors and/or entities with which they are affiliated are Investors in the Offering, including Foris (an entity affiliated with director John Doerr), Naxyris (an entity which designated Carole Piwnica to the Board of Directors of the Company) and DSM (an entity which designated Philip Eykerman to the Board of Directors of the Company);

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the fact that our stockholders who are not participating in the Offering may be diluted and the value of our Common Stock may be diluted upon conversion of the Series B Preferred Stock and exercise of the Warrants;

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the fact that certain of the shares of Series B Preferred Stock were issued for the exchange of existing debt and, as such, will not be an immediate source of liquidity to us;

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the fact that DSM would receive certain rights in connection with its investment in the Offering, including the right to designate a member of our Board of Directors; and

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the fees and expenses to be incurred by us in connection with the Offering.

In view of the variety of factors considered in connection with the evaluation of the issuance of the Preferred Stock and Warrants in the Offering and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.
After evaluating these factors for and against the issuance of the Preferred Stock and Warrants in the Offering, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that the issuance of the Preferred Stock and Warrants in the Offering is in our best interest and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 1 at the Special Meeting.
Purpose of Proposal 1 — NASDAQ Stockholder Approval Requirement
Our Common Stock is listed on The NASDAQ Stock Market (“NASDAQ”) and trades under the ticker symbol AMRS. NASDAQ Marketplace Rule 5635(b) requires stockholder approval of security issuances when the issuance or potential issuance will result in a change of control of the company. NASDAQ has generally taken the position that any issuance that results in an investor or group of investors obtaining a 20% or greater interest or a right to acquire that interest on a post-transaction basis, and that ownership position would be the largest position in the company, would be presumed to be a change of control. Assuming the full conversion of the Series A Preferred Stock and the Series B Preferred Stock (which shares of Preferred Stock will, if not earlier converted, automatically convert to Common Stock on the 90th day following the date that the Stockholder Approval has been obtained and effected), and assuming the full exercise of the Cash Warrants held by such holder, one of Foris or DSM may own greater than 20% of the voting power of the Company on a post-transaction basis and be the Company’s largest shareholder. By approving Proposal 1, you are approving the proposal for purposes of the requirements under NASDAQ Marketplace Rule 5635(b), which may result in one of Foris or DSM obtaining a greater than 20% interest in the Company on a post-transaction basis, which ownership position will be the largest position in the Company.
NASDAQ Marketplace Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock on the date the company enters into a binding agreement for the issuance of such securities. Based on a market price on May 5, 2017 of  $0.54 per share, the issuance of the Preferred Stock and Warrants may be deemed to involve the issuance of securities convertible into more than 20% of our Common Stock at a discount to the market value of our Common Stock on the date of execution of the binding agreement to issue such securities.
NASDAQ Marketplace Rule 5635(c) requires stockholder approval of security issuances at below fair market value made to officers, directors, employees or consultants, or affiliated entities of any such persons. Proposal 1 will result in shares of Series B Preferred Stock and Warrants sold to entities affiliated with directors John Doerr, Carole Piwnica and Philip Eykerman becoming convertible into or exercisable for shares of Common Stock at a price which may be deemed to be below the fair market value of our Common Stock at the time the Company entered into the Purchase Agreement (as outlined above). By approving Proposal 1, you are approving the proposal for purposes of the requirements under NASDAQ Marketplace Rules 5635(b), (c), and (d), which will result in the issuance of Common Stock upon conversion or exercise, as applicable, of the Preferred Stock and Warrants issued in the Offering.
We are requesting in this Proposal 1 that our stockholders approve the issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d). The issuance and sale of the shares of Common Stock underlying the Series B Preferred Stock and Warrants are intended to be exempt from the registration requirements of the Securities Act pursuant to the Regulation D “safe harbor” provisions of the Securities Act.
Voting Agreements
Under the terms of the voting agreements entered into between Amyris and each of Total, Temasek, Foris, Naxyris, Biolding Investment SA and certain other investors, respectively, each stockholder who is a party to such agreements has agreed, subject to the terms and conditions set forth in such voting agreement, to vote the shares of our Common Stock subject to the voting agreement for the approval of Proposal 1. As of the record date, the parties to the voting agreements beneficially owned and were entitled to vote approximately 48.9% of the shares of Common Stock outstanding.
Use of Proceeds
We used approximately $9.5 million of the net proceeds from the Offering for the redemption of convertible notes issued by the Company in December 2016 and April 2017, and we currently intend to use the balance for working capital and other general corporate purposes. Stockholders should understand that we have wide discretion over the use of proceeds from the Offering.
Potential Adverse Effects — Dilution and Impact of the Offering on Existing Stockholders
The issuance of the Preferred Stock and Warrants could have a dilutive effect on current stockholders who are not participating in the Offering in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. This means also that our current stockholders who are not participating in the Offering will own a smaller interest in us as a result of the Offering and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.
Because of potential adjustments to the number of shares issuable upon conversion of the Preferred Stock and exercise of the Warrants to be issued in connection with the Offering, the exact magnitude of the dilutive effect of the Preferred Stock and Warrants cannot be conclusively determined. However, the dilutive effect may be material to current stockholders of the Company.
Interests of Certain Persons
When you consider the Board’s recommendation to vote in favor of Proposal 1, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, director John Doerr is affiliated with Foris, director Carole Piwnica was appointed to serve on our Board by Naxyris pursuant to its contractual rights with us, and director Philip Eykerman is affiliated with, and was appointed to serve on our Board by, DSM pursuant to its contractual rights with us (collectively, the “Affiliated Investors”). The beneficial ownership of such Affiliated Investors (other than DSM, which purchased shares of Series B Preferred Stock and Warrants in the Offering, as described above) is outlined below in the Section titled Security Ownership of Certain Beneficial Owners and Management. Each of Foris, Naxyris and DSM have purchased shares of Series B Preferred Stock and Warrants that will not become exercisable if Proposal 1 is not approved. None of Foris, Naxyris, DSM or any other investor who participated in the Offering will, by virtue of such transactions, including by the conversion of the Preferred Stock or the exercise of the Warrants issued to such investor, acquire rights to a majority of the voting power of the Company.
The Offering was separately approved by the Pricing Committee of the Board, and none of Mr. Doerr, Ms. Piwnica or Mr. Eykerman was a member of, nor participated in, any meetings of the Pricing Committee.

Proposal 2 —
Approval of the issuance of shares of our Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d)
General
We are asking stockholders to approve the issuance of shares of our Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d).
On May 8, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of 22,140 shares of the Company’s Series A 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), 65,203.8756 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), which Preferred Stock is convertible into the Company’s common stock, par value $0.0001 per share (“Common Stock”) as described above, Cash Warrants (as defined above) to purchase an aggregate of 207,954,414 shares of Common Stock and Dilution Warrants (as defined above) (the Cash Warrants, together with the Dilution Warrants, the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”) (collectively, the “Offering”). The consummation of the Offering occurred on May 11, 2017. The terms of the Offering are described in more detail under “Proposal 1 — Approval of the issuance of shares of our Common Stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d).”
In connection with, and as a condition to, the closing of the Offering, we entered into a Stockholder Agreement (the “Stockholder Agreement”) with one of the Investors, DSM International B.V. (the “Designated Holder”), a subsidiary of Koninklijke DSM N.V. (together with its affiliates, “DSM”), that sets forth certain rights and obligations of the Designated Holder and the Company, as set forth in more detail above under “Proposal 1 — Approval of the issuance of shares of our Common Stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d).” Pursuant to the Stockholder Agreement, the Company and the Designated Holder have agreed to negotiate in good faith during the 90-day period following the closing of the Offering to mutually agree on certain terms and conditions upon which the Designated Holder shall, subject to certain conditions, including the approval of the Designated Holder’s managing board, purchase additional shares of Series B Preferred Stock and warrants, the terms of which are to be established through negotiation between the Company and DSM (collectively, the “Second Tranche Securities”), in an amount to be agreed by the Company and the Designated Holder, provided such amount is no less than $25 million and no more than $30 million (such amount, the “Second Tranche Funding Amount”) prior to the end of such 90-day period (the “Second Tranche Funding”).
In connection with the Second Tranche Funding, (a) the Company will enter into a new securities purchase agreement with the Designated Holder (which agreement shall be in substantially the same form as the Purchase Agreement, except that (i) the Designated Holder shall be the sole “Purchaser” thereunder, (ii) the Designated Holder’s “Subscription Amount” thereunder shall be the Second Tranche Funding Amount, and (iii) the effective price per share of the Series B Convertible Preferred Stock to be issued to the Designated Holder thereunder in connection with the Second Tranche Funding, without taking into account warrants to purchase shares of Common Stock to be issued to the Designated Holder, shall be equal to $0.42) and (b) at or prior to the Second Tranche Funding, the Company shall have received at least $10 million of additional cash equity funding from other investors and at least $8 million of additional cash debt or equity funding from an existing stockholder of the Company. In connection with the Second Tranche Funding, the Company and the Designated Holder will enter into an amendment to the Stockholder Agreement providing for a second Designated Holder Director on terms to be agreed by the parties, and certain of the License Agreements will become effective. If the Second Tranche Funding occurs, the parties will thereafter negotiate in good faith regarding an agreement concerning the development of certain products in the health and nutrition field. In the event that the parties do not reach such agreement prior to the earlier of 90 days after the Second Tranche Funding or December 31, 2017, (a) the exclusive negotiating right granted to the Designated Holder in connection with certain future commercial projects and arrangements of the Company will expire, (b) on the first anniversary of the closing of the Second Tranche Funding and each subsequent anniversary thereof, the Company will make a $5 million cash payment to the Designated Holder, provided that the aggregate amount of such payments shall not exceed the Second Tranche Funding Amount, and (c) an intellectual property escrow agreement relating to the License Agreements, entered into by the Company and the Designated Holder at the Closing, will become effective.
The Second Tranche Funding, together with other issuances of Common Stock, preferred stock and/or warrants substantially concurrent with, and on substantially similar economic terms to, the Offering or the Second Tranche Funding, are hereby referred to collectively in this proxy statement as the “Additional Offerings.” For the purposes of the approval sought by this Proposal 2, the maximum aggregate purchase price of securities sold under the Additional Offerings will not exceed $75 million. The Additional Offerings will be effected pursuant to securities purchase agreements in substantially similar form to the Purchase Agreement.
Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, the Company is authorized to issue up to 105,204 shares of the Series B Preferred Stock. The Additional Offerings may include sales of the approximately 40,000 shares of Series B Preferred Stock that remain authorized and unissued following the Offering. In addition, the Additional Offerings may include the issuance and sale of shares of Common Stock, shares of other series of preferred stock and/or warrants to purchase shares of Common Stock.
Pursuant to the Purchase Agreement, the Company, subject to certain exceptions, including the issuance of the Second Tranche Securities, (i) may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock until July 31, 2017 and (ii) may not enter into an agreement to effect any issuance by the Company involving a Variable Rate Transaction (as defined in the Purchase Agreement) until one year from the Closing. Therefore, the Company may be required to obtain consent from the Investors in the Offering in order to consummate Additional Offerings, other than the issuance and sale of the Second Tranche Securities.
Vote Required and Board Recommendation for Proposal 2
Proposal 2 must receive a “For” vote from the holders of a majority of the shares of Common Stock casting votes in person or by proxy on Proposal 2 at the Special Meeting. Abstentions will be counted toward the vote total for the proposal and will have the same effect as an “Against” vote for this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” the adoption of the resolution. If you own shares through an Intermediary, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
The Board recommends a vote “FOR” this Proposal 2.
The Board determined that Proposal 2 is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal 2.
In reaching its determination to approve Proposal 2, the Board, with advice from our management and legal advisors, considered a number of factors, including:
•
the fact that the proceeds from the Additional Offerings and the relationship with DSM will enable us to advance our strategic direction;

•
any warrants that may be issued in any Additional Offering will be offered as an inducement for investors to purchase shares of our Common Stock or preferred stock, and it was the determination of the Board that the proceeds from any such sales would strengthen our balance sheet;

•
our financial condition, results of operations, cash flow and liquidity, including our outstanding debt obligations, which may require us to raise additional capital for ongoing cash needs;

•
the fact that our management explored financing options with other potential investors and are not aware of an ability for us to obtain the financing needed for our ongoing cash needs on comparable or better terms to the Additional Offerings, or at all;

•
the fact that our stockholders would have an opportunity to approve the issuance of shares of our Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in the Additional Offerings;

•
the fact that certain of our directors and/or entities with which they are affiliated, including DSM, may participate in the Additional Offerings;

•
the fact that our stockholders who are not participating in the Additional Offerings may be diluted and the value of our Common Stock may be diluted;

•
the fact that the consummation of the Additional Offerings may lead to a concentration of the ownership of our total voting power, which may make it more difficult and expensive for a third party to pursue a change of control of our Company;

•
the fact that certain of the securities sold in the Additional Offerings may be issued for the exchange of existing debt and, as such, will not be an immediate source of liquidity to us;

•
the fact that DSM would receive certain rights in connection with its investment in the Additional Offerings, including the right to designate a second member of our Board of Directors;

•
the fact that if we consummate the Second Tranche Funding with DSM and we do not thereafter reach an agreement concerning the development of certain products in the health and nutrition field prior to the earlier of 90 days after the Second Tranche Funding or December 31, 2017, we will be required to make a $5 million annual cash payment to DSM, up to the Second Tranche Funding Amount; and

•
the fees and expenses to be incurred by us in connection with the Additional Offerings.

In view of the variety of factors considered in connection with the evaluation of the issuance of shares of Common Stock, shares of preferred stock and/or warrants in the Additional Offerings and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.
After evaluating these factors for and against the issuance of Common Stock, preferred stock and/or warrants in the Additional Offerings, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board concluded that the issuance of Common Stock, preferred stock and/or warrants in the Additional Offerings is in our best interest and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 2 at the Special Meeting.
Purpose of Proposal 2 — NASDAQ Stockholder Approval Requirement
Our Common Stock is listed on The NASDAQ Stock Market (“NASDAQ”) and trades under the ticker symbol AMRS. NASDAQ Marketplace Rule 5635(b) requires stockholder approval of security issuances when the issuance or potential issuance will result in a change of control of the company. NASDAQ has generally taken the position that any issuance that results in an investor or group of investors obtaining a 20% or greater interest or a right to acquire that interest on a post-transaction basis, and that ownership position would be the largest position in the company, would be presumed to be a change of control. If the Second Tranche Funding is consummated in full, including the full exercise of the warrants issuable thereunder, DSM may own greater than 20% of the voting power of the Company on a post-transaction basis and be the Company’s largest shareholder. By approving Proposal 2, you are approving the proposal for purposes of the requirements under NASDAQ Marketplace Rule 5635(b), which may result in DSM obtaining a greater than 20% interest in the Company on a post-transaction basis, which ownership position will be the largest position in the Company.
NASDAQ Marketplace Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock on the date the company enters into a binding agreement for the issuance of such securities. The issuance of any Common Stock, preferred stock and warrants to be sold in the Additional Offerings may be deemed to involve the issuance of securities convertible into more than 20% of our Common Stock at a discount to the market value of our Common Stock on the date of execution of the binding agreement to issue such securities.
NASDAQ Marketplace Rule 5635(c) requires stockholder approval of security issuances at below fair market value made to officers, directors, employees or consultants, or affiliated entities of any such persons. Proposal 2 may result in the issuance of Common Stock or securities convertible into or exercisable for shares of Common Stock to entities affiliated with members of our Board of Directors, including DSM, at a price deemed to be below the fair market value of our Common Stock at the time the Company enters into the purchase agreement relating to such Additional Offering. By approving Proposal 2, you are approving the proposal for purposes of the requirements under NASDAQ Marketplace Rules 5635(b), (c), and (d), which may result in the issuance of Common Stock or securities convertible into or exercisable for shares of Common Stock.
We are requesting in this Proposal 2 that our stockholders approve the issuance of Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, in the Additional Offerings in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d). We anticipate that the issuance and sale of the shares of Common Stock, including shares of Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, in the Additional Offerings will be exempt from the registration requirements of the Securities Act pursuant to the Regulation D “safe harbor” provisions of the Securities Act.
Voting Agreements
Under the terms of the voting agreements entered into between Amyris and each of Total, Temasek, Foris, Naxyris, Biolding Investment SA and certain other investors, respectively, each stockholder who is a party to such agreements has agreed, subject to the terms and conditions set forth in such voting agreement, to vote the shares of our Common Stock subject to the voting agreement for the approval of Proposal 2. As of the record date, the parties to the voting agreements beneficially owned and were entitled to vote approximately 48.9% of the shares of Common Stock outstanding.
Use of Proceeds
We currently intend to use the net proceeds from any Additional Offering for working capital and general corporate purposes, which may include the repayment of indebtedness. Stockholders should understand that we have wide discretion over the use of proceeds.
Potential Adverse Effects — Dilution and Impact of the Offering on Existing Stockholders
The issuance of the Common Stock, preferred stock and/or warrants in the Additional Offerings could have a dilutive effect on current stockholders who are not participating in the Additional Offerings in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, issuable in the Additional Offerings. This means also that our current stockholders who are not participating in the Additional Offerings will own a smaller interest in us as a result of the Additional Offerings and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of shares of Common Stock, including shares of our Common Stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.
Because the total number of shares that may be issued in Additional Offerings is dependent upon the per share price at which such shares are sold, the exact magnitude of the dilutive effect of the securities to be issued in the Additional Offerings cannot be conclusively determined. However, the dilutive effect may be material to current stockholders of the Company.
Interests of Certain Persons
When you consider the Board’s recommendation to vote in favor of Proposal 2, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, DSM, which is affiliated with director Philip Eykerman, has agreed to negotiate in good faith with the Company during the 90-day period following the closing of the Offering to mutually agree on certain terms and conditions upon which DSM will, subject to certain conditions, including the approval of DSM’s managing board, purchase additional shares of Series B Preferred Stock and warrants, on terms to be agreed, in an amount to be agreed by the Company and DSM, provided such amount is no less than $25 million and no more than $30 million. Such shares of Series B Preferred Stock will not become convertible and such warrants will not become exercisable if Proposal 2 is not approved. Neither DSM nor any other investor who participates in the Additional Offerings will, by virtue of such transactions, including by the conversion of any preferred stock or the exercise of any warrants issued to such investor in the Additional Offerings, acquire rights to a majority of the voting power of the Company.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of April 30, 2017, by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;

•
each of our directors;

•
each of our current named executive officers; and

•
all of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. These rules also treat as outstanding all shares of capital stock that a person would receive upon the exercise of any option, warrant or right or through the conversion of a security held by that person that are immediately exercisable or convertible or exercisable or convertible within 60 days of the date as of which beneficial ownership is determined. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or rights or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to the below table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock attributed to them in the table.
Information with respect to beneficial ownership has been furnished to us by each director and named executive officer and certain stockholders, and derived from publicly-available SEC beneficial ownership reports on Forms 3 and 4 and Schedules 13D and 13G filed by covered beneficial owners of our Common Stock. Percentage ownership of our Common Stock in the table is based on 297,086,351 shares of our Common Stock outstanding on April 30, 2017 (as reflected in the records of our stock transfer agent). Except as otherwise set forth below, the address of the beneficial owner is c/o Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, California 94608.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
5% Stockholders
Total Raffinage Chimie S.A.(1)	88,656,651	27.6
Maxwell (Mauritius) Pte Ltd.(2)	54,671,677	18.1
Entities affiliated with FMR LLC(3)	31,253,761	9.7
Foris Ventures, LLC(4)	17,620,023	5.8
Directors and Named Executive Officers
John Melo(5)	2,899,385	1.0
John Doerr(4)(6)	21,647,743	7.2
Geoffrey Duyk(7)	108,000	*
Philip Eykerman(8)	—	*
Abraham Klaeijsen(2)(9)	39,333	*
Carole Piwnica(10)	82,000	*
Fernando de Castro Reinach(11)	252,397	*
HH Sheikh Abdullah bin Khalifa Al Thani(12)	7,843,315	2.6
Christophe Vuillez(13)	—	*
R. Neil Williams(14)	64,000	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)
Patrick Yang(15)	203,333	*
Kathleen Valiasek(16)	181,955	*
Joel Cherry(17)	1,225,364	*
All Directors and Executive Officers as a Group (13 Persons)(18)	34,546,825	11.3

*
Represents beneficial ownership of less than 1%.

(1)
Includes (i) 22,350,261 shares of Common Stock issuable upon conversion of certain convertible promissory notes held by Total Raffinage Chimie S.A., as transferee Total Energies Nouvelles Activités USA SAS (collectively with their affiliates, “Total”) and (ii) 2,128,205 shares of Common Stock issuable upon exercise of a warrant issued to Total on July 29, 2015. The address of Total is 2, Place Jean Millier, La Défense 6, 92078 Paris, France.

(2)
Includes 2,670,370 shares of Common Stock issuable upon conversion of certain convertible promissory notes held by Maxwell (Mauritius) Pte Ltd (“Maxwell”) and (ii) 2,462,536 shares of Common Stock issuable upon exercise of a warrant issued to Maxwell on July 29, 2015. Maxwell is wholly owned by Cairnhill Investments (Mauritius) Pte Ltd, which is wholly owned by Fullerton Management Pte Ltd, which is wholly owned by Temasek Holdings (Private) Limited. Each of these entities possesses shared voting and investment control over the shares held by Maxwell. The address of these entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(3)
Reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). This filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998).

Entities affiliated with FMR LLC hold certain of our outstanding convertible promissory notes and we believe that a portion of the Common Stock reported as beneficially owned by FMR LLC is represented by the shares of our Common Stock underlying such convertible promissory notes. However, we are unable to determine through publicly available information what portion of the beneficial ownership of our Common Stock reported by FMR LLC is represented by such convertible promissory notes. Based on our internal records, includes 24,642,604 shares of Common Stock issuable upon conversion of certain convertible promissory notes held by entities affiliated with FMR LLC.
Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
The address of the FMR Reporters is 245 Summer Street, Boston, Massachusetts 02210.
(4)
Includes (i) 1,335,185 shares of Common Stock that may be issuable upon conversion of certain convertible promissory notes held by Foris Ventures, LLC (“Foris”) and (ii) 3,247,252 shares of

Common Stock that may be issuable upon exercise of warrants issued to Foris on July 29, 2015 and February 12, 2016. Foris is indirectly owned by John Doerr, who shares voting and investment control over the shares held by such entity. The address for Foris Ventures, LLC is 751 Laurel Street #717, San Carlos, California 94070. After giving pro forma effect to the full conversion of the shares of Preferred Stock issued in the Offering (which shares of Preferred Stock will, if not earlier converted, automatically convert to Common Stock on the 90th day following the date that the Stockholder Approval has been obtained and effected), assuming stockholder approval of Proposal 1, the number of shares of Common Stock beneficially owned by Foris as of April 30, 2017, and the Percent of Class, would have been 163,941,551 shares and 28.1%, respectively, including 73,160,764 shares issuable upon exercise of Cash Warrants held by Foris.
(5)
Shares beneficially owned by Mr. Melo include (i) 908,333 restricted stock units, all of which were unvested as of April 30, 2017, and (ii) 1,866,212 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017.

(6)
Shares beneficially owned by Mr. Doerr include (i) 17,620,023 shares of Common Stock beneficially owned by Foris, in which Mr. Doerr indirectly owns all of the membership interests, (ii) 8,503 shares of Common Stock held by The Vallejo Ventures Trust U/T/A 2/12/96, of which Mr. Doerr is a trustee, (iii) 4,183,224 shares of Common Stock held by entities affiliated with Kleiner Perkins Caufield & Byers of which Mr. Doerr is an affiliate, excluding 246,007 shares over which Mr. Doerr has no voting or investment power, (iv) 17,000 restricted stock units, all of which were unvested as of April 30, 2017, and (v) 50,000 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017.

(7)
Shares beneficially owned by Dr. Duyk include (i) 52,000 restricted stock units, all of which were unvested as of April 30, 2017, and (ii) 44,000 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017.

(8)
Mr. Eykerman was appointed to the Board on May 18, 2017 as the designee of DSM International B.V., a subsidiary of Koninklijke DSM N.V. (together with its affiliates, “DSM”). Mr. Eykerman does not beneficially own any shares of Amyris Common Stock directly and disclaims beneficial ownership of all shares of Amyris Common Stock that are or may be beneficially owned by DSM. After giving pro forma effect to the full conversion of the shares of Preferred Stock issued in the Offering (which shares of Preferred Stock will, if not earlier converted, automatically convert to Common Stock on the 90th day following the date that the Stockholder Approval has been obtained and effected), assuming stockholder approval of Proposal 1, the number of shares of Common Stock beneficially owned by DSM as of April 30, 2017, and the Percent of Class, would have been 119,043,480 shares and 21.1%, respectively, including 59,521,740 shares issuable upon exercise of Cash Warrants held by DSM.

(9)
Shares beneficially owned by Mr. Klaeijsen include (i) 17,000 restricted stock units, all of which were unvested as of April 30, 2017, and (ii) 19,333 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017. Mr. Klaeijsen was designated to serve as our director by Maxwell. Mr. Klaeijsen disclaims beneficial ownership of all shares of Amyris Common Stock that are or may be beneficially owned by Maxwell or any of its affiliates.

(10)
Shares beneficially owned by Ms. Piwnica include (i) 17,000 restricted stock units, all of which were unvested as of April 30, 2017, and (ii) 50,000 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017. Ms. Piwnica is Director of NAXOS UK, a consulting firm advising private equity and was designated to serve as our director by Naxyris S.A. (“Naxyris”), an investment vehicle owned by Naxos Capital Partners SCA Sicar. NAXOS UK is affiliated with Naxos Capital Partners SCA Sicar. Ms. Piwnica disclaims beneficial ownership of all shares of Amyris Common Stock that are or may be beneficially owned by Naxyris. After giving pro forma effect to the full conversion of the shares of Preferred Stock issued in the Offering (which shares of Preferred Stock will, if not earlier converted, automatically convert to Common Stock on the 90th day following the date that the Stockholder Approval has been obtained and effected), assuming stockholder approval of Proposal 1, the number of shares of Common Stock beneficially owned by Naxyris as of April 30, 2017, and the Percent of Class, would have been 19,505,140 shares and 3.8%, respectively, including 5,556,038 shares issuable upon exercise of Cash Warrants held by Naxyris.

(11)
Shares beneficially owned by Dr. Reinach include (i) 170,397 shares of Common Stock held by Sualk Capital Ltd, an entity for which Dr. Reinach serves as sole director, (ii) 17,000 restricted stock units, all of which were unvested April 30, 2017, and (iii) 50,000 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017.

(12)
Shares beneficially owned by His Highness include (i) 7,770,315 shares of Common Stock beneficially owned by Biolding Investment SA, an entity indirectly owned by His Highness, (ii) 17,000 restricted stock units, all of which were unvested as of April 30, 2017, and (iii) 44,000 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017.

(13)
Mr. Vuillez was appointed to the Board on November 3, 2016 as the designee of Total. Mr. Vuillez does not beneficially own any shares of Amyris Common Stock directly and disclaims beneficial ownership of all shares of Amyris Common Stock that are or may be beneficially owned by Total.

(14)
Shares beneficially owned by Mr. Williams include (i) 17,000 restricted stock units, all of which were unvested as of April 30, 2017, and (ii) 38,000 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017.

(15)
Shares beneficially owned by Dr. Yang include (i) 17,000 restricted stock units, all of which were unvested as of April 30, 2017, and (ii) 150,333 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017.

(16)
Shares beneficially owned by Ms. Valiasek include 167,000 restricted stock units, all of which were unvested as of April 30. 2017.

(17)
Shares beneficially owned by Dr. Cherry include (i) 322,833 restricted stock units, all of which were unvested April 30, 2017, and (ii) 628,040 shares of Common Stock issuable upon exercise of options that were exercisable within 60 days of April 30, 2017.

(18)
Shares beneficially owned by all of our current named executive officers and directors as a group include the shares of Common Stock described in footnotes 5 through 17 above.

Householding of Proxy Materials
The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and Intermediaries to satisfy the delivery requirements for proxy statements and annual reports, including Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (the “Notice”) or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are Amyris stockholders may be “householding” our proxy materials. A single copy of the Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, you may: (1) notify your broker; (2) direct your written request to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608 or to investor@amyris.com; or (3) contact Amyris Investor Relations at (510) 740-7481. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or Amyris Investor Relations at the address or telephone number above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or other proxy materials to a stockholder at a shared address to which a single copy of such documents was delivered.
Stockholder Proposals to be Presented at Next Annual Meeting
Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2018, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than December 28, 2017. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2018 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary at our principal executive offices, not later than March 9, 2018 nor earlier than February 7, 2018.
Other Matters
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS,
John Melo
President and Chief Executive Officer
Emeryville, California
June 5, 2017

AMYRIS, INC. SPECIAL MEETING OF STOCKHOLDERS Friday, July 7, 2017 2:00 p.m. Pacific Time 5885 Hollis Street Suite 100 Emeryville, California 94608 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMYRIS, INC. The signer of this proxy hereby appoints John Melo and Kathleen Valiasek, and each of them, with full power of substitution, to represent the signer and to vote all of the shares of stock in Amyris, Inc. (the “Company”) that the signer is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at the Company’s headquarters, 5885 Hollis Street, Suite 100, Emeryville, California on Friday, July 7, 2017 at 2:00 p.m. Pacific Time and at any continuation, adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR Proposals 1 and 2. TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. (Continued and to be signed on the reverse side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held July 7, 2017. The Proxy Statement is available at http://www.viewproxy.com/Amyris/2017/SM

Please mark your votes like this ☐TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Proposals 1 and 2. The Board of Directors recommends a vote FOR all Proposals. 1. Approval of the issuance of shares of the company’s common stock upon the conversion of shares of preferred stock and the exercise of warrants issued in securities offerings completed in May 2017 in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d). 2. Approval of the issuance of shares of the company’s common stock, including shares of the company’s common stock issuable upon the conversion of shares of preferred stock and the exercise of warrants, to be sold in additional securities offerings of up to $75 million in accordance with NASDAQ Marketplace Rules 5635(b), (c), and (d). ☐ FOR ☐ AGAINST ☐ ABSTAIN THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐ CONTROL NUMBER Please indicate if you plan to attend this meeting ☐ Date Signature(s) Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Pacific Time on July 6, 2017. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/AMRSSM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.